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                                                               EXHIBIT 23.2

  We hereby consent to (i) any references to our firm, or (ii) any references to advice rendered by our firm and contained in Amendment No. 2 to the Form S-3 Registration Statement of MAXXAM Inc. (Registration No. 333-69).

                                                 WHARTON LEVIN EHRMANTRAUT

                                                   KLEIN & NASH, P.A.

                                                   By: /s/ ROBERT DALE KLEIN


                                                         Robert Dale Klein


                                                   Dated: April 11, 1996